Exhibit 99.1

WILLSCOT MOBILE MINI HOLDINGS ANNOUNCES $500 MILLION SENIOR SECURED NOTES OFFERING

PHOENIX, June 13, 2024 – WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary flexible space solutions, today announced that its indirect subsidiary, Williams Scotsman, Inc. (“WSI”), plans to offer, subject to market and other conditions, $500 million aggregate principal amount of senior secured notes due 2029 (the “Notes”). The Notes will be WSI’s general second lien senior secured obligations, guaranteed on a senior secured basis by each of WSI’s direct and indirect domestic subsidiaries that guarantees WSI’s obligations under the existing ABL credit facility and WSI’s direct parent, Williams Scotsman Holdings Corp.

WSI intends to use the net proceeds of the offering to repay approximately $493.5 million of outstanding borrowings under its existing ABL credit facility and to pay related fees and expenses.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non- U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook” and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and the Company can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others: the Company’s ability to acquire and integrate new assets and operations; the Company’s ability to judge the demand outlook; the Company’s ability to achieve planned synergies related to acquisitions; regulatory approvals; the Company’s ability to successfully execute its growth strategy, manage growth and execute its business plan; the Company’s estimates of the size of the markets for its products; the rate and degree of market acceptance of its products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting its profitability; potential litigation involving the Company; general economic and market conditions impacting demand for the Company’s products and services and its ability to benefit from an inflationary environment; the Company’s ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports the Company files with the SEC from time to time including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which was filed with the SEC on May 2, 2024, and are available through the SEC’s EDGAR system at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About WillScot Mobile Mini Holdings Corp.

WillScot Mobile Mini trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative and flexible temporary space solutions. The Company’s diverse product offering includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, blast protective and climate-controlled structures, clearspan structures, and a thoughtfully curated selection of furnishings, appliances, and other services so its solutions are turnkey for customers. WillScot Mobile Mini services diverse customer segments across all sectors of the economy from a network of approximately 260 branch locations and additional drop lots throughout the United States, Canada, and Mexico.

Contact Information
Investor Inquiries:
Nick Girardi
investors@willscotmobilemini.com

Media Inquiries:
Jake Saylor
jake.saylor@willscot.com
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